Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 357 and California Trust 204:

We consent to the use of our report dated April 3, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

April 3, 2003